Exhibit 99.1

Press Release

SINA to Acquire Leading Independent Mobile Value-Added
Service Provider in China
***
Acquisition will double SINA Wireless revenue, add two million paying subscribers, expands service offerings and triple nation-wide sales force

BEIJING & SAN MATEO, Calif.—(BUSINESS WIRE)—Jan 6, 2003—SINA Corporation (Nasdaq:SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, announced today that it has entered into a definitive agreement to acquire MeMeStar, a leading independent mobile value-added service provider in China for a total purchase price of $20.8 million in cash and SINA shares. After the acquisition, SINA expects to double its wireless revenue, add two million paying subscribers, triple its nation-wide sales force for wireless business, and expand its overall service offerings.

In the past eighteen months, China has seen tremendous growth in the usage of Short Messaging Service (SMS). The growth has been driven by an explosive increase in the number of mobile phone subscribers which topped 200 million in 2002. According to the CCID, a consulting group affiliated with the Chinese Government’s Ministry of Information Technology and Telecommunication, mobile data usages is expected to have over 100% average annual growth over the next several years surpassing Internet usage.

MeMeStar, also known as “Xunlong”, is a leading independent mobile value-added service provider in China with two million monthly paying subscribers. The company has 160 employees with service coverage areas spanning over twenty provinces in China. MeMeStar has developed strong market presence in the prosperous Southern and Eastern provinces of Guangdong, Zhejiang and Jiansu, where the combined mobile user base exceeds 50% of the total China mobile user base. MeMeStar has consistently ranked in the top three mobile value-added service providers in terms of revenue and market share in these provinces.

“Wireless service has been one of the fastest growing segments of our business. Over the past several quarters, we have seen an average fifty percent growth in this business quarter on quarter as more and more of our 50 million strong web users in China took to our wireless services,” said Daniel Mao, CEO of SINA. “As a leading independent mobile value-added service provider, MeMeStar focuses on non-web mobile users whose total number far surpasses those of the web users. The addition of MeMeStar allows SINA to become a clear leader in this market. More importantly, the acquisition will help to transform SINA’s wireless business model from a mixture of subscription and usage based services to a predominantly subscription based model.”

The transaction is subject to customary closing conditions including regulatory approvals and is expected to be completed in the first quarter of 2003.

About SINA

SINA (Nasdaq:SINA) is the leading online media and value-added information service (“VAS”) provider for China and for global Chinese communities. With a branded network of 15 localized Web sites targeting Greater China and overseas Chinese, SINA operates three major business lines including SINA.com (online media and entertainment service), SINA Online (consumer fee-based online and wireless VAS) and SINA.net (small and medium-sized enterprises VAS), providing an array of services including online portals, premium email, wireless short messaging, virtual ISP, search, classified information, online games, e-commerce,
e-learning and enterprise e-solutions.

To learn more about SINA, please logon to our corporate Web site at http://corp.sina.com

Safe Harbor Statement

This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange commission on forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in our offering circulars and prospectuses, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA historical and future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on online advertising sales for a significant portion of its revenues, and any failure to successfully develop and introduce new products. Further information regarding these and other risks is included in SINA’s prospectus, 10K, 10Q and in its other filings with the Securities and Exchange Commission.